                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                                January 18, 2000


                             INTERWEST BANCORP, INC.


             (Exact name of registrant as specified in its charter)


                                   WASHINGTON
                 (State or other jurisdiction of incorporation)


              0-26632                                91-1691216
    -----------------------                ------------------------------
    (Commission File Number)               IRS Employer Identification No.


                              275 S.E. Pioneer Way
                              Oak Harbor, WA 98227
               (Address of principal executive offices) (zip code)


       Registrant's telephone number, including area code: (360) 679-4181

ITEM 5 - OTHER EVENTS

         On January 18, 2000, InterWest Bancorp, Inc. announced net income of $5.5 million for the quarter ended December 31, 1999, compared to net income of $5.8 million for the quarter ended September 30, 1999, and $7.4 million for the quarter ended December 31, 1998. The decrease in net income from the quarter ended September 30, 1999 was primarily due to expenses for severance contracts incurred in conjunction with recent acquisitions, declines in investment product fees and mortgage lending volumes due to seasonal declines and the interest rate environment, and costs associated with the Year 2000 event. The decrease in net income from the quarter ended December 31, 1998 was primarily due to a decrease in the gain on sale of loans of $2.6 million, net of taxes. These decreases from prior quarters were partially offset by an increase in net interest income.

HIGHLIGHTS QUARTER ENDED DECEMBER 31, 1999

         - DILUTED NET INCOME PER SHARE WAS $0.34 for the quarter December 31, 1999, compared to $0.37 for the quarter ended September 30, 1999, and $0.46 for the quarter ended December 31, 1998.

         - RETURN ON AVERAGE SHAREHOLDERS' EQUITY WAS 12.25 PERCENT for the quarter ended December 31, 1999, compared to 13.33 percent for the quarter ended September 30, 1999, and 16.89 percent for the quarter ended December 31, 1998.

         - NET INTEREST MARGIN WAS 3.67 PERCENT for the quarter ended December 31, 1999, compared to 3.74 percent for the quarter ended September 30, 1999, and 3.58 percent for the quarter ended December 31, 1998. The decrease in net interest margin compared to the quarter ended September 30, 1999 was primarily due to issuance of trust preferred securities and increases in non-interest-bearing cash in conjunction with the Year 2000 event.

         - LOAN GROWTH. During the quarter ended December 31, 1999, loans receivable increased by $110.7 million. Commercial and commercial real estate loans increased by $60.1 million and totaled $751.8 million or 43.7 percent of the total loan portfolio as of December 31, 1999.

         - CAPITAL MANAGEMENT. On November 15, 1999, $40 million of trust preferred securities were issued. On November 16, 1999, the Board of Directors of InterWest Bancorp authorized the purchase of an additional 5 percent of InterWest Bancorp's outstanding shares over the next twelve months. During the quarter ended December 31, 1999, InterWest Bancorp repurchased 392,500 shares (2.4 percent of the total common shares outstanding) at a total price of $7.6 million.

         - ACQUISITIONS. InterWest Bancorp completed the acquisition of NBT Northwest Bancorp of Tukwila, Washington and its subsidiary, National Bank of Tukwila on October 1, 1999.

         On September 14, 1999, InterWest Bancorp entered a definitive agreement to acquire Liberty Bay Financial Corporation (Liberty) of Poulsbo, Washington and its subsidiary, North Sound Bank. North Sound Bank operates eight branch offices located on the Olympic Peninsula in Washington state. Liberty had total consolidated assets of $179 million and shareholders' equity of $20.9 million as of December 31, 1999. It is anticipated that the acquisition will be completed during the quarter ending June 30, 2000, subject to the approval of applicable regulatory authorities and the shareholders of Liberty. The transaction will be accounted for using the purchase method.

         On October 1, 1999, InterWest Bancorp completed the acquisition of NBT Northwest Bancorp (NBT) and its wholly owned subsidiary, National Bank of Tukwila. Under the terms of this transaction, NBT merged into InterWest Bancorp and National Bank of Tukwila became a subsidiary of InterWest Bancorp. National Bank of Tukwila operates one office in south King County. Each share of NBT common stock was exchanged for 0.88 shares of InterWest Bancorp common stock and resulted in the issuance of 677,109 shares. At the acquisition date NBT had total consolidated assets of $53.0 million and shareholders' equity of $4.9 million. The transaction was accounted for using the purchase method and resulted in the recording of approximately $9.7 million in goodwill by InterWest Bancorp.

         As of December 31, 1999, InterWest Bancorp was the holding company for four wholly owned banking subsidiaries: InterWest Bank, Pacific Northwest Bank, Kittitas Valley Bank, N.A. and National Bank of Tukwila. On January 3, 2000, Kittitas Valley Bank, N.A. was merged into Pacific Northwest Bank. The discussion and analysis included in this document is presented for the consolidated financial statements of InterWest Bancorp and subsidiaries, which is collectively defined as InterWest.

NET INTEREST MARGIN

         InterWest's net interest margin was 3.67 percent for the quarter ended December 31, 1999, compared to 3.74 percent for the quarter ended September 30, 1999, and 3.58 percent for the quarter ended December 31, 1998. Several factors have influenced the decrease in net interest margin from the quarter ended September 30, 1999.

         Net interest margin decreased from the quarter ended September 30, 1999 primarily as a result of an increase in the cost of funds and an increase in non-interest-bearing cash in conjunction with the Year 2000 event. The cost of funds increased as a result of rising interest rates which increased both cost of deposits and cost of borrowings. The cost of borrowings also increased due to the issuance of $40 million of trust preferred securities at a rate of 9.875 percent. The effect that the increase in the cost of funds had on net interest margin was partially offset by an increase in the yield earned on loans, securities and other interest-earning assets compared to the prior quarter due to rising interest rates and loan growth in higher yielding commercial lending.

RESULTS OF OPERATIONS

         Net income was $5.5 million for the quarter ended December 31, 1999, compared to $5.8 million for the quarter ended September 30, 1999, and $7.4 million for the quarter ended December 31, 1998. . The decrease in net income from the quarter ended September 30, 1999 was primarily due to expenses for severance contracts in connection with recent acquisitions, declines in investment product fees and mortgage lending volumes due to seasonal declines and the interest rate environment, and costs associated with the Year 2000 event. The decrease in net income compared to the quarter ended December 31, 1998 was primarily due to a decrease in the gain on sale of loans of $2.6 million, net of taxes. These decreases in net income were partially offset by an increase in net interest income as compared to prior periods.

         Net interest income before provision for losses on loans was $23.1 million for the quarter ended December 31, 1999, compared to $21.9 million for the quarter ended September 30, 1999, and $20.6 million for the quarter ended December 31, 1998. The increase in net interest income was primarily due to an increase in the average balances of interest-earning assets.

         Non-interest income was $4.3 million for the quarter ended December 31, 1999, compared to $4.8 million for the quarter ended September 30, 1999, and $7.8 million for the quarter ended December 31, 1998. The decrease in non-interest income from the quarter ended September 30, 1999 was primarily due to a decrease in the gain on the sale of loans and seasonal declines in investment product fees. The decrease in non-interest income from the quarter ended December 31, 1998, was primarily due to a decrease in the gain on sale of loans.

         Non-interest expense was $18.4 million for the quarter ended December 31, 1999, compared to $17.5 million for the quarter ended September 30, 1999, and $16.8 million for the quarter ended December 31, 1998. The increase in non-interest expense compared to the quarters ended September 30, 1999 and December 31, 1998 was due to the acquisition of National Bank of Tukwila which increased non-interest expense by $515,000, including goodwill amortization, and the accrual of severance contracts in connection with recent acquisitions totaling $420,000. Excluding National Bank of Tukwila expenses and severance contracts, non-interest expense is consistent with the quarter ended September 30, 1999, and has increased by $735,000 or four percent compared to the quarter ended December 31, 1998.

         The efficiency ratio was 67.3 percent for the quarter ended December 31, 1999, compared to 65.5 percent for the quarter ended September 30, 1999, and 59.0 percent for the quarter ended December 31, 1998.

         Income tax expense was $2.9 million for the quarter ended December 31, 1999, compared to $2.9 million for the quarter ended September 30, 1999, and $3.8 million for the quarter ended December 31, 1998. The effective tax rate was 34.9 percent for the quarter ended December 31, 1999, compared to
34.0 percent for the quarter ended December 31, 1998. The higher effective tax rate for 1999 was primarily due to higher goodwill amortization that is not deductible for federal income tax purposes.

FINANCIAL CONDITION

         InterWest's total consolidated assets were $2.78 billion as of December 31, 1999, compared to $2.58 billion as of September 30, 1999, and $2.60 billion as of December 31, 1998.

         Non-interest bearing cash increased to $104.4 million as of December 31, 1999, compared to $70.6 million as of September 30, 1999 and $70.2 million as of December 31, 1998. This increase was due to the build-up of cash reserves for the Year 2000 event.

         Loans receivable were $1.67 billion as of December 31, 1999, compared to $1.56 billion as of September 30, 1999, and $1.35 billion as of December 31, 1998. It is management's intention to increase the loan portfolio, which should have a positive impact on net interest income. Growth in the loan portfolio would have been more significant during the quarter ended December 31, 1999; however, $57.7 million of single-family mortgages were securitized into securities available for sale during the quarter. It is currently InterWest's strategy to originate and securitize single-family mortgage loans rather than purchasing mortgage-backed securities. Management believes this will increase yields, liquidity and reduce regulatory capital requirements.

         It is management's intention to continue to emphasize growth in commercial lending. During the quarter ended December 31, 1999, outstanding principal balances of commercial and commercial real estate loans increased a total of $60.1 million to $751.8 million or 43.7 percent of the total loan portfolio. This increase was due to the acquisition of National Bank of Tukwila and loan growth at InterWest Bank and Pacific Northwest Bank. Increases in commercial lending increased the yield earned on the loan portfolio and net interest income.

         Total liabilities were $2.61 billion as of December 31, 1999, compared to $2.41 billion as of September 30, 1999, and $2.43 billion as of December 31, 1998.

         Non-interest-bearing deposits were $212.9 million as of December 31, 1999, compared to $197.7 million as of September 30, 1999 and $188.6 million as of December 31, 1998. The increase from September 30, 1999 was primarily due to the acquisition of National Bank of Tukwila. Non-interest bearing deposits represented 13.3 percent of total deposits as of December 31, 1999, compared to 12.5 percent of total deposits as of September 30, 1999, and 12.3 percent as of December 31, 1998.

         Interest-bearing transaction accounts (which includes interest-bearing checking, money market and savings accounts) were $571.1 million as of December 31, 1999, compared to $548.4 million as of September 30, 1999, and $554.4 million as of December 31, 1998. Interest-bearing transaction accounts represented 35.8 percent of total deposits as of December 31, 1999, compared to 34.8 percent of total deposits as of September 30, 1999, and 35.9 percent as of December 31, 1998.

         Certificates of deposit totaled $814.3 million as of December 31, 1999, compared to $832.8 million as of September 30, 1999, and $797.0 million as of December 31, 1998. Certificates of deposit represented 50.9 percent of total deposits as of December 31, 1999, compared to 52.7 percent of total deposits as of September 31, 1999, and 51.8 percent as of December 31, 1998.

         Management is continuing to pursue initiatives to increase the percentage of non-interest-bearing deposits and interest-bearing transaction deposits relative to certificates of deposit. This activity should increase net interest income and service fee revenue.

         On November 15, 1999, InterWest issued $40 million of 9.875 percent trust preferred securities. The securities will not mature before November 15, 2009, and not later than November 15, 2029. InterWest intends to use the net proceeds for general corporate purposes including stock repurchases and investments in the subsidiary banks. The securities will qualify as Tier 1 capital for InterWest Bancorp under the capital guidelines of the Federal Reserve Board.

SHAREHOLDERS' EQUITY

         On November 16, 1999, the Board of Directors of InterWest Bancorp authorized the repurchase of an additional 5 percent of InterWest Bancorp's outstanding shares of common stock in the open market over the next twelve months. The Board of Directors previously approved a stock repurchase plan of 5 percent on January 20, 1999. During the quarter ended December 31, 1999, 392,500 shares, or 2.4 percent of the shares outstanding, were repurchased at a total price of $7.6 million. InterWest's total shareholders' equity was $171.7 million as of December 31, 1999, compared to $165.3 million as of September 30, 1999. For the quarter ended December 31, 1999, InterWest declared dividends of $0.14 per share, consistent with the previous five quarters.

ASSET QUALITY

         Total non-performing assets were $15.3 million or 0.55 percent of total assets as of December 31, 1999, compared to $14.5 million or 0.56 percent of total assets as of September 30, 1999, and $19.8 million or 0.76 percent as of December 31, 1998. Non-accrual loans were $11.0 million as of December 31, 1999, compared to $10.9 million as of September 30, 1999, and $12.4 million as of December 31, 1998. Real estate owned through foreclosure was $4.3 million as of December 31, 1999, compared to $3.6 million as of September 30, 1999, and $7.4 million as of December 31, 1998.

         InterWest's allowance for losses on loans was $15.2 million or 0.90 percent of loans receivable as of December 31, 1999, compared to $14.1 million or 0.90 percent of loans receivable as of September 30, 1999, and $13.5 million or 0.99 percent of loans receivable as of December 31, 1998. The change in the allowance for losses on loans from September 30, 1999 was due to addition of the allowance acquired from National Bank of Tukwila of $778,000, a provision for losses on loans of $550,000 and net loan charge-offs of $269,000. The allowance for losses on loans was 138.7 percent of non-accrual loans as of December 31, 1999, as compared to 129.6 percent as of September 30, 1999, and 109.2 percent as of December 31, 1998. The allowance for losses on loans is maintained at a level sufficient to provide for estimated losses based on the evaluation of known and inherent risks in the loan portfolio and upon management's continuing analysis of the factors underlying the quality of the loan portfolio.

         As of the current date, InterWest Bancorp conducts its financial service business through the 55 offices of its banking subsidiaries:
InterWest Bank, Pacific Northwest Bank and National

Bank of Tukwila. A full range of non-traditional financial products are available through InterWest Financial Services Inc. and insurance products are provided through InterWest Insurance Agency, Inc., which are subsidiaries of InterWest Bank.

                  In this document, InterWest has included certain "forward looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. This statement is for the express purpose of availing InterWest of the protections of such safe harbor with respect to all "forward looking statements". InterWest has used "forward looking statements" to describe future plans and strategies including expectations of InterWest's future financial results. Management's ability to predict results or the effect of future plans and strategy is inherently uncertain. Factors that could effect results include interest rate trends, the general economic climate in Washington state and the country as a whole, loan delinquency rates, and changes in federal and state regulation. These factors should be considered in evaluating the "forward looking statements" and undue reliance should not be placed on such statements.

ITEM 7 - FINANCIAL STATEMENTS AND EXHIBITS

         (a)      Financial statements - not applicable.

         (b)      Pro forma financial information - not applicable.

         (c)      Exhibits:

99.1 Press Release issued by InterWest, dated January 18, 2000 announcing unaudited first quarter operating results

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

         Dated:   January 27, 2000


                                               INTERWEST BANCORP, INC.



                                               By /s/ H. Glenn Mouw
                                                  ----------------------------
                                                  H. Glenn Mouw
                                                  Executive Vice President